Exhibit 99.2

For More Information:

Jim McCubbin, EVP & CFO	Brett Maas or David Fore
WidePoint Corporation	Hayden IR
7926 Jones Branch Drive, Suite 520	(646) 536-7331
McLean, VA 22102	brett@haydenir.com
(703) 349-2577
jmccubbin@widepoint.com

WidePoint Corporation Announces Second Quarter 2014 Financial Results

Increased Revenue Results and Outlook Driven by Developing Partnerships

and New Contract, Task Order, and Customer Wins

MCLEAN, Va., August 14, 2014 /PRNewswire/ – WidePoint Corporation (NYSE Mkt: WYY) a leading provider of Managed Mobility Services (MMS) featuring Cybersecurity and Telecommunications Lifecycle Management (TLM) solutions, today announced financial results for the second quarter ended June 30, 2014.

Recent Business Highlights

o	Received new task orders worth in excess of $25.8 million under the $600 Million Blanket Purchase Agreement (BPA) with the Department of Homeland Security (DHS).

o	Awarded two new contracts by U.S. federal law enforcement agencies under the Department of Justice worth $28.8 million.

o	Awarded a $47.5 million BPA within the Department of Health and Human Services.

o	Received more than 70 Managed Mobility Services wins with 42 cyber-related awards and 31 mobile-related awards, including contracts with two new county governments.

o	Acquired Soft-ex Communications, Ltd, a Dublin-based leading provider of Telecom Data Intelligence (TDI) solutions throughout European and Middle Eastern markets, for approximately 1x revenues of $6 million.

o	Gained two new international commercial clients: a global consumer goods company utilizing WidePoint’s business intelligence cloud-based services to support over 300 sites for an initial 5-year period, and an international offshore driller for an initial 3-year period.

o	Expanded our Compass relationship, with support starting in Italy and Mexico in the 3rd quarter. Support in Germany, France, and Spain is scheduled to start following the implementation of our support of Italy and Mexico.

o	Expanded our relationships and partnering with three major U.S. market Telecoms.

o	Working closely with three leading device and handset manufacturers to embed our Certificate-on-Device security offering into OEM equipment.

Second Quarter 2014 Financial Highlights

•	Net revenue increased 9.2% to $12.4 million from $11.3 million in the second quarter of 2013 and increased 29.1% sequentially from $9.6 million in the first quarter of 2014.

•	Gross margin was 29% of revenue as compared to 31% in the second quarter of 2013 and 26% in the previous first quarter of 2014.

•	Net loss was approximately $669,000 as compared to net income of approximately $139,000 in the second quarter of 2013 and net loss of $927,000 in the previous first quarter of 2014. The second quarter net loss included approximately $400,000 in non-recurring costs associated with the Soft-ex acquisition and other non-recurring costs associated with technology development.

“We posted a solid quarter, reflecting several new task order awards in our federal government business, particularly under our $600 million BPA with DHS. Meanwhile, we continue to pick up additional federal business with other Department-level agencies and new commercial opportunities are expanding our available target markets. In addition, we are excited about our recent acquisition of Soft-ex Communications, which has opened the European and Middle Eastern markets to us; in fact, we have already leveraged this business to gain entry into the G-Cloud 5, the UK Government’s cloud computing initiative,” Steve Komar, CEO, WidePoint, commented. Mr. Komar further stated, “We are also very enthusiastic about our ‘Cert-on-Device’ offering. We are already seeing widespread interest across both the government and commercial markets for our capabilities and expertise and expect to see numerous new revenue opportunities arise from this secured communications capability in coming quarters.”

James McCubbin, WidePoint CFO, added, “We continue to see expanding demand for our managed mobility service and product offerings. In the month of July alone, we received over 30 inquiries from organizations seeking additional information about our managed mobility solutions cyber-related offerings driven by what we believe is the need to address cyber- and mobility-related security concerns in the marketplace. We began receiving task orders under our DHS BPA at the end of the first quarter and recently were awarded $25.8 million in new task orders under this contract vehicle. As a result of this market demand we expect our sales pipeline to continue to grow. We continue to believe the second half of 2014 should be stronger than the first half of 2014, and we anticipate an increase in sequential revenue growth in the 3rd quarter of 2014 as compared to the 2nd quarter of 2014.”

Conference Call Information

A conference call and live webcast will take place at 4:30 p.m. Eastern Time, on Thursday, August 14, 2014. Anyone interested in participating should call 1-888-378-0320 if calling within the United States or 1-719-457-2664 if calling internationally. There will be a playback available until August 28, 2014. To listen to the playback, please call 1-877-870-5176 if calling within the United States or 1-858-384-5517 if calling internationally. Please use PIN code 3988996 for the replay. The call will also be accompanied live by webcast over the Internet and accessible at http://public.viavid.com/index.php?id=110369.

About WidePoint

WidePoint is a leading provider of secure, cloud-delivered, enterprise-wide information technology-based solutions that can enable enterprises and agencies to deploy fully compliant IT services in accordance with government mandated regulations and advanced system requirements. WidePoint has several major government and commercial contracts. For more information, visit www.widepoint.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company's financing plans; (ii) trends affecting the company's financial condition or results of operations; (iii) the company's growth strategy and operating strategy; (iv) the declaration and payment of dividends; and (v) the risk factors disclosed in the Company's periodic reports filed with the SEC. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk factors disclosed in the company's Forms 10-K and 10-Q filed with the SEC.

-tables follow-

WIDEPOINT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	JUNE 30,	DECEMBER 31,
	2014	2013

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,103,311	$-
Accounts receivable, net of allowance for doubtful accounts of $29,794 and $30,038 in 2014 and 2013, respectively	6,177,272	7,612,400
Unbilled accounts receivable	2,860,011	1,561,030
Inventories	35,871	61,338
Prepaid expenses and other assets	549,789	533,944
Income taxes receivable	-	763

Total current assets	13,726,254	9,769,475

NONCURRENT ASSETS
Property and equipment, net	1,836,865	1,545,951
Intangibles, net	4,080,957	3,613,271
Goodwill	20,838,927	16,618,467
Deferred income tax asset, net of current	5,498,201	4,407,630
Deposits and other assets	118,228	120,046

TOTAL ASSETS	$46,099,432	$36,074,840

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Line of credit advance	$-	$916,663
Short term note payable	34,529	119,336
Accounts payable	3,550,495	3,228,586
Accrued expenses	4,221,829	4,407,286
Deferred revenue	829,257	40,911
Income taxes payable	21,121	217,982
Deferred income taxes	700,743	700,743
Current portion of long-term debt	2,164,185	1,150,455
Current portion of deferred rent	71,547	78,525
Current portion of capital lease obligations	75,835	45,125

Total current liabilities	11,669,541	10,905,612

NONCURRENT LIABILITIES
Long-term debt, net of current portion	1,759,501	2,509,492
Capital lease obligation, net of current portion	70,592	57,119
Deferred rent, net of current portion	18,395	2,421
Deferred revenue	68,672	82,494
Deposits and other liabilities	1,964	1,964

Total liabilities	13,588,665	13,559,102

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 2,045,714 shares issued and none outstanding	-	-
Common stock, $0.001 par value; 110,000,000 shares authorized; 73,040,329 and 63,907,357 shares issued
and outstanding, respectively	73,040	63,907
Additional paid-in capital	81,484,180	69,867,491
Accumulated other comprehensive (loss)	(34,856)	-
Accumulated deficit	(49,011,597)	(47,415,660)

Total stockholders’ equity	32,510,767	22,515,738

Total liabilities and stockholders’ equity	$46,099,432	$36,074,840

WIDEPOINT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2014	2013	2014	2013
REVENUES	$12,394,021	$11,343,962	$21,996,800	$23,312,068
COST OF REVENUES (including amortization and depreciation of
$391,899, $363,609, $666,840, and $737,928, respectively)	8,780,226	7,816,920	15,915,767	16,510,574

GROSS PROFIT	3,613,795	3,527,042	6,081,033	6,801,494

OPERATING EXPENSES
Sales and Marketing	1,038,059	880,303	1,883,171	1,686,120
General and Administrative Expenses (including share-based
compensation of $83,988, $58,281, $166,704, and
$112,268, respectively, and gain on change in fair value of
contingent obligation of $0, $369,000, $0, and $589,000,
respectively)	3,666,282	2,386,801	6,722,120	4,913,616
Depreciation and Amortization	143,219	73,241	212,729	139,519

Total Operating Expenses	4,847,560	3,340,345	8,818,020	6,739,255

(LOSS) INCOME FROM OPERATIONS	(1,233,765)	186,697	(2,736,987)	62,239

OTHER INCOME (EXPENSE)
Interest Income	4,594	2,612	5,324	3,461
Interest (Expense)	(46,332)	(55,937)	(92,558)	(115,519)
Other Income (Expense)	5,924	4,134	11,799	8,505

Total Other Income (Expense)	(35,814)	(49,191)	(75,435)	(103,553)

(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES	(1,269,579)	137,506	(2,812,422)	(41,314)
INCOME TAX BENEFIT	(600,340)	(1,845)	(1,216,485)	(145,396)

NET (LOSS) INCOME	$(669,239)	$139,351	$(1,595,937)	$104,082

BASIC EARNINGS PER SHARE	$(0.009)	$0.002	$(0.023)	$0.002

BASIC WEIGHTED-AVERAGE SHARES OUTSTANDING	72,998,461	63,751,857	69,929,300	63,751,857

DILUTED EARNINGS PER SHARE	$(0.009)	$0.002	$(0.023)	$0.002

DILUTED WEIGHTED-AVERAGE SHARES OUTSTANDING	72,998,461	63,936,607	69,929,300	63,908,752